AMENDMENT NO. 1

2005 UNITED AMERICA INDEMNITY, LTD. ANNUAL INCENTIVE AWARDS PROGRAM

This AMENDMENT No. 1 (the “Amendment”) dated 31 March 2006 amends the terms and conditions of the United America Indemnity, Ltd. Annual Incentive Awards Program (the “Program”).

WHEREAS, the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands, desire to effect the revisions to the Program set forth herein effective the date hereof.

NOW THEREFORE, the Program is amended as follows:

1. The following shall be added to the “Performance Criteria” listed in Appendix A of the Program as a new subclause (xiii):

“achievement of certain targets with respect to the Company’s book value, assets or liabilities”